Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC.

REPORTS THIRD QUARTER 2017 RESULTS

Growth in Net Income, Fee Income, Loans and Core Deposits

Jericho, NY – October 25, 2017 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the holding company for Esquire Bank, National Association (“Esquire Bank”), today announced its operating results for the three and nine months ended September 30, 2017. Significant achievements during the quarter include:

•	Net income increased 54.2% over 2016 to $1.1 million, or $0.16 per diluted common share. Returns on average assets and common equity were 0.97% and 5.56%, respectively.
•	Supported by our strong net interest margin of 4.53%, net interest income for the third quarter increased $1.3 million over 2016, or 32.8%, to $5.2 million.
•	On a linked quarter basis, loans increased $21.3 million or 27.7% annualized to $328.7 million from $307.4 million for the second quarter of 2017, primarily driven by our higher yielding commercial and consumer loan categories. Our loan to deposit ratio was 83.2%.
•	Continued solid asset quality metrics and reserve coverage with no non-performing assets and an allowance for loan losses to total loans of 1.24% at September 30, 2017.
•	Non-interest income, consisting primarily of merchant services fees, increased 27.2% compared to 2016 to $1.3 million or 20.5% of total revenue.
•	Deposits totaled $394.9 million, a $24.1 million or 8.7% annualized increase from year end 2016 with a cost of funds of 0.13% (including demand deposits) for the quarter. Off-balance sheet funds totaled $204.2 million at September 30, 2017.
•	As part of our initial public offering (“IPO”) of common stock on June 30, 2017, the underwriter exercised its full over-allotment option resulting in additional net proceeds of $4.6 million on July 20, 2017.
•	Esquire Bank remains well above the bank regulatory “Well Capitalized” standards.

“Our solid capital base and commitment to the litigation and small business communities continue to drive our strong performance,” stated Dennis Shields, Executive Chairman.

“Our strong loan growth, enviable net interest margin and significant increase in fee income continue to demonstrate the strength of our unique business model,” stated Andrew Sagliocca, President and Chief Executive Officer. “We have delivered strong financial results and record earnings through the first nine months of 2017.”

Net Earnings and Returns

Net income for the quarter ended September 30, 2017 was $1.1 million or $0.16 per diluted share, compared to $740 thousand or $0.14 per diluted share for 2016. Returns on average assets and common equity for the current quarter were 0.97% and 5.56%, respectively, compared to 0.76% and 5.69% in 2016, respectively. Net income for the nine months ended September 30, 2017 was $3.0 million or $0.51 per diluted share, compared to $2.1 million or $0.42 per diluted share for 2016. Returns on average assets and common equity for the nine months ended September 30, 2017 were 0.91% and 6.38%, respectively, compared to 0.78% and 5.59% in 2016, respectively.

Net interest income for the third quarter of 2017 increased $1.3 million, or 32.8%, to $5.2 million, primarily due to growth in average interest earning assets totaling $80.7 million, or 21.4%, to $457.6 million when compared to 2016. Our net interest margin increased to 4.53% for the third quarter of 2017 compared to 4.15% in 2016. Average loans in the quarter increased $62.4 million or 24.7%, to $315.0 million and average securities increased $18.7 million, or 21.0%, to $108.2 million when compared to the third quarter of 2016. For the nine months ended September 30, 2017, net interest income increased $2.7 million or 24.0% to $14.1 million, primarily due to growth in average interest earning assets totaling $75.1 million, or 21.0%, to $432.4 million when compared to the nine months ended September 30, 2016. The Company’s net interest margin increased to 4.37% for the nine months ended 2017 compared to 4.26% in 2016. Average loans for the nine months ended 2017 increased $55.9 million or 23.4% to $294.7 million and average securities increased $19.0 million or 22.4% to $103.8 million when compared to the nine months ended September 30, 2016. Increases in loans and securities for the quarter and nine months ended September 30, 2017 represented organic growth funded with low cost core deposits. Growth in our higher yielding commercial attorney and consumer post-settlement loan products largely contributed to the increase in net interest margin for the quarter and nine months ended September 30, 2017.

The provision for loan losses was $275 thousand for the third quarter of 2017, $95 thousand higher than the comparable period in 2016 and $725 thousand for the nine months ended September 30, 2017, $270 thousand higher than for the same period in 2016. The higher provision is reflective of loan growth in the higher yielding commercial and consumer loan categories. As of September 30, 2017, Esquire had no delinquent loans and no non-performing assets.

Non-interest income increased $288 thousand or 27.2%, to $1.3 million for the third quarter of 2017, and increased $822 thousand or 26.6%, to $3.9 million for the nine months ended 2017. These increases were primarily due to the growth in customer related fees and anchored by the continued success of the Company’s merchant services platform.

Non-interest expense increased $805 thousand to $4.4 million in the third quarter of 2017 and increased $2.1 million to $12.6 million for the nine months ended September 30, 2017. These increases were primarily driven by increases in employee compensation and benefits costs, data processing costs, and professional and consulting services costs. The increase in compensation and benefit costs was due to the Company’s continued growth and related hiring efforts as well as increases in current salaries. The increase in data processing costs was due to investments in technology to support our future growth initiatives. The increase in professional and consulting services was due primarily to additional costs related to being a public company. The Company’s efficiency ratio decreased to 67.3% and 69.9% for the three and nine months ended September 30, 2017, respectively.

The effective tax rate for third quarter of 2017 was 39%.

Balance Sheet and Asset Quality

At September 30, 2017, total assets were $480.8 million, reflecting a $73.0 million or 17.9% increase from September 30, 2016. This increase is primarily attributable to increases in loans totaling $60.9 million or 22.7% to $328.7 million and increases in securities available for sale totaling $11.4 million or 11.8% to $107.8 million at September 30, 2017. This growth was primarily funded with low cost core deposits. Esquire Bank had no non-performing assets at September 30, 2017 or 2016. The allowance for loan losses was $4.1 million, or 1.24% of total loans, as compared to $3.3 million, or 1.22% of total loans, at September 30, 2016.

Total deposits were $394.9 million at September 30, 2017, a $41.6 million, or 11.8%, increase from September 30, 2016. This was primarily due to a $27.7 million, or 25.6%, increase in non-interest bearing demand deposits to $136.2 million at September 30, 2017 from September 30, 2016. The Company also continued to prudently manage its balance sheet through its mass tort deposit sweep programs, maintaining off-balance sheet funds totaling $204.2 million at September 30, 2017. These funds are a current source of fee based income and should be a source of deposit growth in the future.

Stockholders’ equity increased $30.3 million from September 30, 2016 to $83.3 million at September 30, 2017 primarily due to our successful IPO. On June 30, 2017, the Company sold 1,800,000 shares and selling stockholders sold 563,873 shares of Esquire common stock at $14.00 per share in the offering. The Company did not receive any proceeds from the sale of shares by the selling stockholders nor did selling stockholders include any members of the board of directors or executive management. The offering resulted in net proceeds to the Company of $21.7 million, after deducting the underwriting discount and offering related expenses. On July 20, 2017, the Company sold 354,580 additional shares of common stock at the public offering price of $14.00 per share pursuant to the underwriter’s over-allotment option. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses associated with the over-allotment option, were approximately $4.6 million. Esquire Bank remains well above bank regulatory “Well Capitalized” standards.

With excess capital as its foundation, the Company anticipates continued earnings growth in 2017 driven by its robust commercial, post settlement consumer and small business loan pipelines, as well as its merchant services and other fee income.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with one branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible merchant services solutions to small business owners. For more information, visit www.esquirebank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” relating to future results of the Company. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader

Executive Vice President and Chief Financial Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statement of Condition (unaudited)

(all dollars in thousands except per share data)

	September 30,	December 31,	September 30,
	2017	2016	2016
ASSETS
Cash and cash equivalents	$31,446	$42,993	$30,570
Securities available for sale, at fair value	107,816	92,645	96,462
Securities, restricted at cost	1,883	1,649	1,630
Loans	328,670	278,578	267,780
Less: allowance for loan losses	(4,084)	(3,413)	(3,273)
Loans, net of allowance	324,586	275,165	264,507
Premises and equipment, net	2,627	2,767	2,338
Other assets	12,417	9,614	12,273
Total Assets	$480,775	$424,833	$407,780

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$136,196	$124,990	$108,456
Savings, NOW and money market deposits	231,303	221,843	220,964
Certificates of deposit	27,422	23,955	23,896
Total deposits	394,921	370,788	353,316
Other liabilities	2,601	1,859	1,542
Total liabilities	397,522	372,647	354,858
Total stockholders' equity	83,253	52,186	52,922
Total Liabilities and Stockholders' Equity	$480,775	$424,833	$407,780

Selected Financial Data
Common shares outstanding	7,326,536	5,002,950	5,002,950
Book value per common share	$11.36	$10.29	$10.43
Equity to assets	17.32%	12.28%	12.98%

Capital Ratios (1)
Tier 1 leverage ratio	13.64%	11.63%	11.17%
Common equity tier 1 capital ratio	18.22%	16.09%	14.86%
Tier 1 capital ratio	18.22%	16.09%	14.86%
Total capital ratio	19.41%	17.25%	16.01%

Asset Quality Ratios
Allowance for loan losses to total loans	1.24%	1.23%	1.22%
Non-performing loans to total loans	0.00%	0.00%	0.00%
Non-performing assets to total assets	0.00%	0.00%	0.00%

(1)	Regulatory capital ratios presented on bank-only basis

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Income Statement (unaudited)

(all dollars in thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income	$5,354	$4,076	$14,542	$11,779
Interest expense	128	140	402	374
Net interest income	5,226	3,936	14,140	11,405
Provision for loan losses	275	180	725	455
Net interest income after provision for loan losses	4,951	3,756	13,415	10,950
Merchant processing income	797	774	2,467	2,320
Other non-interest income	548	283	1,442	767
Total non-interest income	1,345	1,057	3,909	3,087
Salaries and benefits	2,466	2,114	7,180	6,061
Other expenses	1,959	1,506	5,438	4,502
Total non-interest expense	4,425	3,620	12,618	10,563
Income before income taxes	1,871	1,193	4,706	3,474
Income taxes	730	453	1,723	1,343
Net income	$1,141	$740	$2,983	$2,131

Earnings per Common Share
Basic	$0.16	$0.15	$0.51	$0.42
Diluted	$0.16	$0.14	$0.51	$0.42

Selected Financial Data
Return on average assets	0.97%	0.76%	0.91%	0.78%
Return on average common equity	5.56%	5.69%	6.38%	5.59%
Net interest margin	4.53%	4.15%	4.37%	4.26%
Efficiency ratio (2)	67.34%	72.49%	69.91%	72.92%

(2)	See non-GAAP reconciliation provided elsewhere herein.

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Three Months Ended September 30,
	2017			2016
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$315,005	$4,630	5.83%	$252,563	$3,539	5.57%
Securities, includes restricted stock	108,168	631	2.31%	89,422	498	2.22%
Interest earning cash	34,471	93	1.07%	35,001	39	0.44%
Total interest earning assets	457,644	5,354	4.64%	376,986	4,076	4.30%

NON-INTEREST EARNING ASSETS
Cash and due from banks	537			599
Other assets	7,711			8,788

TOTAL AVERAGE ASSETS	$465,892			$386,373

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$212,535	101	0.19%	$209,182	111	0.21%
Time deposits	27,430	22	0.32%	19,412	23	0.47%
Total deposits	239,965	123	0.20%	228,594	134	0.23%
Secured borrowings	284	5	6.98%	377	6	6.33%
Total interest-bearing liabilities	240,249	128	0.21%	228,971	140	0.24%

NON-INTEREST BEARING LIABILITIES
Demand deposits	142,086			103,920
Other liabilities	2,192			1,026
Total non-interest bearing liabilities	144,278			104,946
Stockholders' equity	81,365			52,456

TOTAL AVG. LIABILITIES AND EQUITY	$465,892			$386,373
Net interest spread		$5,226	4.43%		$3,936	4.06%

Net interest margin			4.53%			4.15%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Nine Months Ended September 30,
	2017			2016
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$294,725	$12,519	5.68%	$238,836	$10,210	5.71%
Securities, includes restricted stock	103,792	1,809	2.33%	84,806	1,465	2.31%
Interest earning cash	33,840	214	0.85%	33,615	104	0.41%
Total interest earning assets	432,357	14,542	4.50%	357,257	11,779	4.40%

NON-INTEREST EARNING ASSETS
Cash and due from banks	544			551
Other assets	7,646			9,098

TOTAL AVERAGE ASSETS	$440,547			$366,906

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$217,717	316	0.19%	$199,436	307	0.21%
Time deposits	23,289	70	0.40%	14,706	48	0.44%
Total deposits	241,006	386	0.21%	214,142	355	0.22%
Secured borrowings	304	16	7.04%	379	19	6.70%
Total interest-bearing liabilities	241,310	402	0.22%	214,521	374	0.23%

NON-INTEREST BEARING LIABILITIES
Demand deposits	134,533			99,187
Other liabilities	1,730			1,007
Total non-interest bearing liabilities	136,263			100,194
Stockholders' equity	62,974			52,191

TOTAL AVG. LIABILITIES AND EQUITY	$440,547			$366,906
Net interest spread		$14,140	4.27%		$11,405	4.17%

Net interest margin			4.37%			4.26%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Non-GAAP Financial Measure Reconciliation (unaudited)

(all dollars in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Efficiency Ratio
Net interest income	$5,226	$3,936	$14,140	$11,405
Noninterest income	1,345	1,057	3,909	3,087
Less: Net gains on sales of securities	-	-	-	6
Recurring revenue	$6,571	$4,993	$18,049	$14,486

Total noninterest expense	4,425	3,620	12,618	10,563

Efficiency ratio	67.34%	72.49%	69.91%	72.92%

The efficiency ratio is a non-GAAP measure of expense control relative to adjusted revenue. We calculate the efficiency ratio by dividing total noninterest expenses, as determined under GAAP, by the sum of total net interest income and total noninterest income, each as determined under GAAP, but excluding net gains on securities and other non-recurring income sources, if applicable, from this calculation, which we refer to as recurring revenue. We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that this non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. However, this non-GAAP financial measures is supplemental and is not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures by other companies.